                                                                  EXHIBIT 23.1

            CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 29, 1997, except for Note 14, paragraph 3, which is as of February 17, 1998 appearing on page 30 of the SyQuest Technology, Inc. Form 10-K, as amended, for the year ended September 30, 1997.

/s/  PricewaterhouseCoopers LLP
-------------------------------
PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 6, 1998

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan and the Employee Stock Purchase Plan of SyQuest Technology, Inc. of our report dated December 11, 1996, except for Note 1, paragraph 5, as to which the date is June 27, 1997, with respect to the consolidated financial statements and schedule of SyQuest Technology, Inc. included in its Annual Report (Form 10-K/A) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                         /s/  Ernst & Young LLP
                                         ----------------------------
                                         ERNST & YOUNG LLP

San Jose, California
June 29, 1998